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                                                                    EXHIBIT 23.1




[PRICEWATERHOUSECOOPERS LOGO]
                                                    PricewaterhouseCoopers LLP
                                                    1000 Morgan Keegan Tower
                                                    Fifty North Front Street
                                                    Memphis, TN 38103
                                                    Telephone (901) 522 2000
                                                    Facsimile   (901) 523 2045


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 for TBC Corporation's 1989 Stock Incentive Plan and TBC Corporation's 2000 Stock Option Plan of our reports dated February 8, 2002, relating to the consolidated financial statements and financial statement schedule of TBC Corporation and its subsidiaries, as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999, which reports are included in this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP


March 5, 2002


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